ARC Document Solutions Reports Results for Third Quarter 2017
WALNUT CREEK, CA – (November 1, 2017) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the third quarter ended September 30, 2017.

Financial Highlights:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(All dollar amounts in millions, except EPS)	2017	2016	2017	2016
Net Sales	$96.5	$100.4	$297.5	$307.8
Gross Margin	30.3%	32.6%	31.8%	33.4%
Goodwill impairment	$17.6	$—	$17.6	$73.9
Net (loss) income attributable to ARC	$(14.8)	$2.8	$(9.4)	$(50.5)
Adjusted net income attributable to ARC	$0.4	$3.0	$5.9	$10.5
Earnings per share - Diluted	$(0.32)	$0.06	$(0.20)	$(1.10)
Adjusted earnings per share - Diluted	$0.01	$0.07	$0.13	$0.23
Cash provided by operating activities	$11.3	$12.2	$36.8	$34.0
EBITDA	$(7.0)	$14.4	$21.9	$(28.1)
Adjusted EBITDA	$11.5	$15.1	$42.1	$48.1
Capital Expenditures	$2.3	$2.4	$7.2	$7.6
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$149.2	$158.9
Management Commentary
“We faced another challenging quarter in our continuing transformation even as we made progress in protecting our print revenue and built momentum in our new technology initiatives,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “While there were smaller declines in print volumes year over year, the sales mix and higher employee costs weighed on our margins, as did the effects of the recent hurricanes that swept through the Southeastern part of the U.S.”

“The combination of lower sales and the pressure on our margins left us no choice but to revise our annual guidance for 2017,” said Mr. Suriyakumar. “As we have stated on numerous occasions, managing change is never easy, and periods of disruption are part of the process. We remain encouraged by our efforts and the response from our markets, and are staying the course as we move through our transformation.”

“We expect our fourth quarter performance to be similar to the third quarter, which supports our revised guidance,” said Jorge Avalos, Chief Financial Officer. “Despite the pressures we faced in the period, ARC continues to generate strong cash flows, as evidenced by the 8% year-to-date growth, and is benefiting from a capital structure designed to support us through our transformation.”

2017 Third Quarter Supplemental Information:
Net sales were $96.5 million, a 4.0% decrease compared to the third quarter of 2016.

Based on our performance in the third quarter of 2017, and the adoption of the new simplified goodwill impairment measurement accounting standard, we recognized a non-cash goodwill impairment charge of $17.6 million.

There was one less business day in the third quarter of 2017 as compared to the third quarter of 2016.

Days sales outstanding were 55 in Q3 2017 and Q3 2016.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 78% of our total net sales, while customers outside of construction made up approximately 22% of our total net sales.

Total number of MPS locations at the end of the third quarter has grown to approximately 10,000, a net gain of approximately 630 locations over Q3 2016.

Adjusted EBITDA excludes loss on extinguishment of debt, goodwill impairment, restructuring expense and stock-based compensation expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Services and Product Line	2017	2016	2017	2016
CDIM	52.0%	53.0%	52.1%	52.6%
MPS	33.3%	32.7%	32.8%	32.5%
AIM	3.5%	3.1%	3.3%	3.4%
Equipment and supplies sales	11.2%	11.2%	11.8%	11.5%
Outlook
ARC Document Solutions revised its annual forecast for 2017, anticipating fully-diluted annual adjusted earnings per share to be in the range of $0.12 to $0.15, as compared to the previous forecast of $0.24 to $0.29; annual cash provided by operating activities is projected to be in the range of $45 to $49 million as compared to the previous forecast of $49 to $54 million; and annual adjusted EBITDA is forecast to be in the range of $52 to $55 million as compared to the previous forecast of $58 million to $63 million.
Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Wednesday, November 1, 2017, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2017 third quarter. To access the live audio call, dial 866-564-2842. International callers may join the conference by dialing +1 323-794-2094. The conference ID number is 6216256. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A recording of the webcast will be available for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as "building momentum,"

“guidance,” "expect," “believe,” "forecast," "outlook,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	September 30,	December 31,
Current assets:	2017	2016
Cash and cash equivalents	$26,363	$25,239
Accounts receivable, net of allowances for accounts receivable of $2,495 and $2,060	59,006	59,735
Inventories, net	19,095	18,184
Prepaid expenses	5,008	3,861
Other current assets	5,034	4,785
Total current assets	114,506	111,804
Property and equipment, net of accumulated depreciation of $205,435 and $201,192	65,645	60,735
Goodwill	121,051	138,688
Other intangible assets, net	10,087	13,202
Deferred income taxes	41,364	42,667
Other assets	2,590	2,185
Total assets	$355,243	$369,281
Current liabilities:
Accounts payable	$25,027	$24,782
Accrued payroll and payroll-related expenses	10,908	12,219
Accrued expenses	15,041	16,138
Current portion of long-term debt and capital leases	20,268	13,773
Total current liabilities	71,244	66,912
Long-term debt and capital leases	128,917	143,400
Other long-term liabilities	3,329	2,148
Total liabilities	203,490	212,460
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,891 and 47,428 shares issued and 46,451 and 45,988 shares outstanding	48	47
Additional paid-in capital	120,204	117,749
Retained earnings	32,681	41,822
Accumulated other comprehensive loss	(2,545)	(3,793)
	150,388	155,825
Less cost of common stock in treasury, 1,440 shares	5,909	5,909
Total ARC Document Solutions, Inc. stockholders’ equity	144,479	149,916
Noncontrolling interest	7,274	6,905
Total equity	151,753	156,821
Total liabilities and equity	$355,243	$369,281

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Service sales	$85,625	$89,178	$262,459	$272,394
Equipment and supplies sales	10,833	11,265	35,010	35,369
Total net sales	96,458	100,443	297,469	307,763
Cost of sales	67,231	67,713	202,918	204,904
Gross profit	29,227	32,730	94,551	102,859
Selling, general and administrative expenses	25,843	24,893	76,540	76,752
Amortization of intangible assets	1,053	1,160	3,250	3,705
Goodwill impairment	17,637	—	17,637	73,920
Restructuring expense	—	—	—	7
(Loss) income from operations	(15,306)	6,677	(2,876)	(51,525)
Other income, net	(19)	(16)	(60)	(54)
Loss on extinguishment and modification of debt	124	66	230	156
Interest expense, net	1,530	1,563	4,679	4,535
(Loss) income before income tax (benefit) provision	(16,941)	5,064	(7,725)	(56,162)
Income tax (benefit) provision	(2,174)	2,162	1,574	(5,884)
Net (loss) income	(14,767)	2,902	(9,299)	(50,278)
Income attributable to the noncontrolling interest	(7)	(61)	(55)	(211)
Net (loss) income attributable to ARC Document Solutions, Inc. shareholders	$(14,774)	$2,841	$(9,354)	$(50,489)
(Loss) earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(0.32)	$0.06	$(0.20)	$(1.10)
Diluted	$(0.32)	$0.06	$(0.20)	$(1.10)
Weighted average common shares outstanding:
Basic	45,834	45,599	45,756	46,055
Diluted	45,834	46,189	45,756	46,055

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows provided by operating activities	$11,326	$12,163	$36,756	$34,046
Changes in operating assets and liabilities, net of effect of business acquisitions	(959)	1,958	1,406	9,976
Non-cash expenses, including depreciation, amortization and goodwill impairment	(25,134)	(11,219)	(47,461)	(94,300)
Income tax (benefit) provision	(2,174)	2,162	1,574	(5,884)
Interest expense, net	1,530	1,563	4,679	4,535
Income attributable to the noncontrolling interest	(7)	(61)	(55)	(211)
Depreciation and amortization	8,430	7,857	25,037	23,737
EBITDA	(6,988)	14,423	21,936	(28,101)
Loss on extinguishment and modification of debt	124	66	230	156
Goodwill impairment	17,637	—	17,637	73,920
Restructuring expense	—	—	—	7
Stock-based compensation	699	650	2,251	2,073
Adjusted EBITDA	$11,472	$15,139	$42,054	$48,055

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net (loss) income attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net (loss) income attributable to ARC Document Solutions, Inc.	$(14,774)	$2,841	$(9,354)	$(50,489)
Interest expense, net	1,530	1,563	4,679	4,535
Income tax (benefit) provision	(2,174)	2,162	1,574	(5,884)
Depreciation and amortization	8,430	7,857	25,037	23,737
EBITDA	(6,988)	14,423	21,936	(28,101)
Loss on extinguishment and modification of debt	124	66	230	156
Goodwill impairment	17,637	—	17,637	73,920
Restructuring expense	—	—	—	7
Stock-based compensation	699	650	2,251	2,073
Adjusted EBITDA	$11,472	$15,139	$42,054	$48,055

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to unaudited adjusted net income attributable to ARC
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net (loss) income attributable to ARC Document Solutions, Inc.	$(14,774)	$2,841	$(9,354)	$(50,489)
Loss on extinguishment and modification of debt	124	66	230	156
Goodwill impairment	17,637	—	17,637	73,920
Restructuring expense	—	—	—	7
Income tax benefit related to above items	(3,144)	(26)	(3,186)	(13,395)
Deferred tax valuation allowance and other discrete tax items	515	138	594	341
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$358	$3,019	$5,921	$10,540

Actual:
(Loss) earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(0.32)	$0.06	$(0.20)	$(1.10)
Diluted	$(0.32)	$0.06	$(0.20)	$(1.10)
Weighted average common shares outstanding:
Basic	45,834	45,599	45,756	46,055
Diluted	45,834	46,189	45,756	46,055

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.07	$0.13	$0.23
Diluted	$0.01	$0.07	$0.13	$0.23
Weighted average common shares outstanding:
Basic	45,834	45,599	45,756	46,055
Diluted	46,342	46,189	46,335	46,655

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Service sales
CDIM	$50,089	$53,228	$155,031	$161,753
MPS	32,153	32,796	97,697	100,082
AIM	3,383	3,154	9,731	10,559
Total service sales	85,625	89,178	262,459	272,394
Equipment and supplies sales	10,833	11,265	35,010	35,369
Total net sales	$96,458	$100,443	$297,469	$307,763

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and nine months ended September 30, 2017 and 2016 to reflect the exclusion of loss on extinguishment and modification of debt, goodwill impairment, restructuring expense, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and nine months ended September 30, 2017 and 2016. We believe these charges were the result of our capital restructuring, or other items which are not indicative of our actual operating performance.
We have presented adjusted EBITDA for the three and nine months ended September 30, 2017 and 2016 to exclude loss on extinguishment and modification of debt, goodwill impairment, restructuring expense and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities
Net (loss) income	$(14,767)	$2,902	$(9,299)	$(50,278)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Allowance for accounts receivable	306	324	867	644
Depreciation	7,377	6,697	21,787	20,032
Amortization of intangible assets	1,053	1,160	3,250	3,705
Amortization of deferred financing costs	69	111	246	344
Goodwill impairment	17,637	—	17,637	73,920
Stock-based compensation	699	650	2,251	2,073
Deferred income taxes	(2,380)	2,299	1,045	(6,018)
Deferred tax valuation allowance	454	(1)	488	(16)
Loss on extinguishment and modification of debt	124	66	230	156
Other non-cash items, net	(205)	(87)	(340)	(540)
Changes in operating assets and liabilities:
Accounts receivable	554	(897)	406	(2,285)
Inventory	(142)	(429)	(650)	(3,196)
Prepaid expenses and other assets	1,029	1,179	(1,129)	513
Accounts payable and accrued expenses	(482)	(1,811)	(33)	(5,008)
Net cash provided by operating activities	11,326	12,163	36,756	34,046
Cash flows from investing activities
Capital expenditures	(2,335)	(2,430)	(7,246)	(7,580)
Other	72	135	466	842
Net cash used in investing activities	(2,263)	(2,295)	(6,780)	(6,738)
Cash flows from financing activities
Proceeds from stock option exercises	2	46	73	76
Proceeds from issuance of common stock under Employee Stock Purchase Plan	37	26	103	96
Share repurchases	—	(200)	—	(5,297)
Contingent consideration on prior acquisitions	(63)	(86)	(214)	(453)
Early extinguishment of long-term debt	—	(7,000)	(14,150)	(16,000)
Payments on long-term debt agreements and capital leases	(52,146)	(3,310)	(60,060)	(9,651)
Borrowings under revolving credit facilities	52,350	—	54,850	—
Payments under revolving credit facilities	(9,375)	—	(9,675)	—
Payment of deferred financing costs	(270)	(76)	(270)	(106)
Net cash used in financing activities	(9,465)	(10,600)	(29,343)	(31,335)
Effect of foreign currency translation on cash balances	161	(80)	491	(296)
Net change in cash and cash equivalents	(241)	(812)	1,124	(4,323)
Cash and cash equivalents at beginning of period	26,604	20,452	25,239	23,963
Cash and cash equivalents at end of period	$26,363	$19,640	$26,363	$19,640
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$6,404	$3,738	$20,714	$12,345
Contingent liabilities in connection with acquisition of businesses	$—	$—	$27	$85